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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                  FORM 8-A/A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         American Retirement Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

               Tennessee                                     62-1674303
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(State of Incorporation or Organization)                  (I.R.S. Employer
                                                         Identification No.)
       111 Westwood Place, Suite 402
           Brentwood, Tennessee                               37027
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 (Address of Principal Executive Offices)                   (Zip Code)


If this Form relates to the registration of a       If this Form relates to the
class of securities pursuant to Section 12(b)       registration of a class of
of the Exchange Act and is effective                securities pursuant to Section 12(g)
pursuant to General Instruction A.(c),              of the Exchange Act and is
please check the following box. [  ]                effective pursuant to General
                                                    Instruction A.(d), please check
                                                    the following box. [  ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of Each Exchange on
         Title of Each Class                      Which Each Class is to be
         to be so Registered                             Registered
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      % Convertible Subordinated                    New York Stock Exchange
         Debentures due 2002
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Securities to be registered pursuant to Section 12(g) of the Act:  None



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Registrant incorporates by reference herein the description of the Registrant's __% Convertible Subordinated Debentures due 2002 (the "Debentures") appearing under the caption "Description of Debentures" at pages 73 through 79 in the Registrant's preliminary prospectus, dated September 8, 1997, as filed with the Securities and Exchange Commission (the "SEC") on September 8, 1997, as such description may be amended in any preliminary or final prospectus included or deemed to be included in an amendment to the Registrant's Registration Statement on Form S-1 (No. 333-34339) (the "Registration Statement") subsequently filed with the SEC. The Registration Statement will be effective concurrently with this Form 8-A, as amended.


ITEM 2.  EXHIBITS.

         1. Form of Indenture, between the Registrant and IBJ Schroder Bank and Trust Company as Trustee, relating to the Debentures (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-1, Registration No. 333-34339).






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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           American Retirement Corporation


Date: September 23, 1997                   /s/ George T. Hicks
                                           ---------------------------------
                                           George T. Hicks
                                           Executive Vice President -- Finance
                                           and Chief Financial Officer











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